UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2025

Greystone Housing Impact Investors LP

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41564	47-0810385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14301 FNB Parkway, Suite 211
Omaha, Nebraska		68154
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 402 952-1235

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Beneficial Unit Certificates representing assignments of limited partnership interests in Greystone Housing Impact Investors LP	GHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2025, GHI South Carolina Holdings LLC, GHI South Carolina Century Plaza LLC, GHI South Carolina Sondrio LLC, GHI South Carolina Vietti LLC, and GHI South Carolina Windsor LLC (collectively, the “Borrower”), all of which are subsidiaries of Greystone Housing Impact Investors LP (the “Partnership”), entered into a Loan Agreement (the “Loan Agreement”) of up to $84,000,000 with the administrative agent, sole lead arranger and sole bookrunner, BankUnited, N.A (as “Administrative Agent”). In connection with the Loan Agreement, the Borrower executed an initial promissory note (the “Note”) payable to the order of BankUnited, N.A. (as the “Lender”) totaling $42,000,000, which is the initial principal amount outstanding under the Loan Agreement. The following is a description of the material terms of the Loan Agreement, Note, and related documents.

Under the Loan Agreement, the Lender, including potential future lenders, will loan funds to the Borrower not to exceed the aggregate principal amount of $84,000,000. The proceeds of the Loan Agreement will be used to finance the acquisition of multifamily residential properties. The Lender advanced principal proceeds totaling $42,000,000 under the Note into escrow upon execution of the Loan Agreement on December 31, 2025. On January 2, 2026, upon satisfaction of the closing conditions, the funds were released and the Borrower officially incurred obligations under the Loan Agreement. The Borrower paid an origination fee to the Lender totaling $252,000 and arrangement and agency fees to the Administrative Agent totaling $78,000 upon execution of the Loan Agreement. The remaining $42,000,000 of potential advances are subject to future lender participation and may be funded in one or more advances, on or before March 15, 2026, the proceeds of which will be used to acquire or finance the acquisition of additional multifamily residential properties (the “Post-Closing Properties”), subject to the satisfaction of various requirements, including syndication of the additional loan proceeds from additional lenders and payment of origination and arrangement fees equal to 0.75% of the additional principal amount.

The initial proceeds of the Note were used to finance the acquisition of The Park at Sondrio Apartments, a 271-unit multifamily property in Greenville, SC, and The Park at Vietti Apartments, a 204-unit multifamily property in Spartanburg, SC (collectively, the “Closing Date Properties”). The Closing Date Properties were previously owned by Opportunity South Carolina, a non-profit entity, and served as collateral for mortgage revenue bond investments held by the Partnership. Opportunity South Carilina acquired the Closing Date Properties in December 2022, and the properties underwent rehabilitation and converted from market rate operations under previous ownership to rent-restricted affordable properties. The rehabilitation of each of the Closing Date Properties was completed, but the properties were unable to achieve operating results at levels required under the mortgage revenue bond documents, which resulted in events of default in January 2026. The Partnership, pursuant to its rights and remedies under the mortgage revenue bond documents, exercised its right to acquire the Closing Date Properties via deed in lieu of foreclosure on January 2, 2026.

The Borrower’s obligations under the Loan Agreement are secured by collateral consisting of: (i) pledges of ownership interests of the various entities of Borrower; (ii) mortgages, assignments of leases and rents, and related documents and assignments for the Closing Date Properties; (iii) similar mortgages and assignments for Post-Closing Properties if and when added under the Loan Agreement; and (iv) all swap agreements hedging the floating interest rate of the Note (collectively, the “Collateral”).

The Note bears interest at an annual rate equal to the sum of one-month Term SOFR (as defined in the Loan Agreement) plus 2.75%, resetting monthly, with interest due the fifteenth day of each month. If an event of default has occurred and is continuing, the Note will bear interest at the lesser of (i) a default rate that is 5% higher than the rate which would otherwise be applicable to the Note, or (ii) the highest amount permitted by applicable law. The Loan Agreement contains various customary terms for determining an alternative index rate in the event Term SFOR is undeterminable or otherwise unavailable. In addition, the Partnership may be required to make payments to cover increasing costs to the Lender related to the Note due to changes in law, as determined by the Lender on a reasonable basis. The Borrower is required to execute one or more swap agreements to hedge the floating interest rate of the Note, which in the aggregate must equal the principal balance of the current Note and future notes through the maturity date.

The initial maturity date of the Loan Agreement is December 31, 2027, which may be extended to December 31, 2028 upon request by the Borrower and approval by the Administrative Agent, subject to various conditions, including extension of the related swap agreements, the achievement of certain debt service coverage and loan-to-value ratios, and payment of an extension fee of 0.25% of the outstanding principal amount. The Borrower may prepay any or all the outstanding principal balance without penalty on or after December 31, 2026. The Note is subject to mandatory repayment upon certain casualty or condemnation events.

The Loan Agreement requires the Borrower comply with various covenants, including: (i) maintenance of existence; (ii) payment of taxes and various other charges (as defined in the Loan Agreement); (iii) providing access to properties that are Collateral; (iv) maintaining properties and improvements in good repair and condition; (iv) notice and approval by the Administrative Agent of material alterations to Collateral; (v) maintain performance under agreements appliable to Collateral and those related to the Loan Agreement; (vi) cooperation with Lender(s) in any legal proceedings; (vii) execute and deliver documents to preserve and/or protect Collateral; (viii) indemnify the Lender(s) and cause the prompt containment and removal of any hazardous substances and the remediation of such real property or other assets as is necessary to comply with environmental laws; (ix) warrant and defend title to

Collateral; (x) provide the Administrative Agent copies of leases, obtain consent of the Administrative Agent for major leases, and observe various requirements for new or renewal leases; (xi) shall cause the properties to be managed pursuant to a management agreement and enforce the terms of the management agreement; (xii) if the manager is in default under the management agreement, at the request of Administrative Agent, Borrower will terminate the manager and appoint a replacement manager acceptable to Administrative Agent within sixty days; (xiii) Borrower will refrain from certain changes or amendment to organizational documents; (xiv) Borrower shall not purchase additional real property, make material changes to its scope of operations, or terminate operations; (xv) Borrower shall not cancel or forgive and debt; (xvi) Borrower shall not enter into any transaction with affiliates or members of the Borrower except in the ordinary course of business and disclosed to the Administrative Agent; (xvii) Borrower shall not initiate or consent to any zoning reclassification or variance or permit joint assessment of Collateral; (xviii) Borrower shall not change its principal place of business or chief executive officer with advance notice to the Administrative Agent; (xix) Borrower shall not changes its name, identity, or structure without advance notification to and approval by the Administrative Agent and Lender(s); (xx) Borrower shall not incur or assume any indebtedness other than the Loan Agreement or unsecured trade payables incurred in the ordinary course of business; (xxi) Borrower shall not transfer any license required for operation of the Collateral; (xxii) Borrower shall not enter into, modify, waive, or release any easement, restricted covenant, or permitted encumbrance without Administrative Agent’s written consent; (xxiii) Borrower shall not engage in prohibited transactions under ERISA, permit assets of the Borrower to become plan assets, or maintain an employee benefit plan under ERISA; (xxiv) Borrower shall not make or permit any transfer that is not a permitted transfer (as defined in the Loan Agreement); (xxv) Borrower shall not permit any lien on property or beneficial ownership interest in Borrower except those in favor of the Administrative Agent, unless the lien is bonded or discharged within 30 days after notice of the lien; (xxvi) Borrower shall not engage in liquidation, consolidation or merger, engage in any other business activity, or transfer or sell all or substantially all property or asset except as permitted under the Loan Agreement; (xxvii) reimburse the Administrative Agent and/or Lenders for certain expenses; (xxiii) indemnify the Administrative Agent, Lender(s) and affiliates for certain liabilities and losses due to Borrower’s breach of obligations and various other liabilities; (xxix) compliance with laws; and (xxx) maintain property operating accounts and an auto-debit account with the Administrative Agent. The Borrower is also subject to financial covenants that require demonstration of a debt service coverage ratios of 1.00:1.00 and 1.10:1.00 as of December 31, 2026 and June 30, 2027, respectively. If either ratio is not satisfied, then Borrower will, within 30 days of receipt by Borrower of written notice by Administrative Agent of such failure, either (i) make a mandatory partial prepayment of the Loan, (ii) post cash with Administrative Agent (for the benefit of the Lender(s)) as additional collateral for the Note in lieu of a partial repayment of the Note, or (iii) post with Administrative Agent (for the benefit of the Lender(s)) a letter of credit from a bank acceptable to Administrative Agent as additional collateral for the Loan in lieu of a partial repayment of the Loan, in each case, in an amount sufficient to satisfy the applicable debt service coverage ratio test.

The Loan Agreement requires the Borrower comply with various notices, including written notice to Administrative Agent of (i) litigation, governmental proceedings or claims or investigations pending or threatened against Borrower than might materially adversely affect Borrower’s condition, or (ii) material adverse change of Borrower’s condition or event of default under the Loan Agreement. The Loan Agreement also requires the Borrower comply with various financial reporting requirements, including: (i) maintain a fiscal year of January 1st to December 31st; (ii) permit the Administrative Agent to examine books and records; (iii) furnish annually, within 75 days of fiscal year end, annual financial statements of the Borrower in accordance with GAAP and a compliance certificate and officers certificate certifying accuracy of the financial statements and whether there exists a default or event of default under the Loan Agreement; and (iv) furnish quarterly, within 60 days of fiscal quarter end (excluding the fourth quarter), the consolidated financial statements of the Borrower in accordance with GAAP with a certificate of the chief financial officer of the accuracy of the financial statements. The Loan Agreement also requires the Borrower comply with various insurance requirements for the properties that are Collateral, provide notice of and escrow of proceeds for certain casualty or condemnation events, and various requirements to restore properties after such events.

In addition to imposing the default interest rate described above, upon the occurrence of any event of default, Administrative Agent may declare all sums of principal and interest outstanding under the Loan Agreement and Note(s) to be immediately due and payable and Lender(s) may exercise all rights and remedies available under the Loan Agreement and related documents, including taking possession of the Collateral. However, if the event of default relates to failure of GSI (defined below) to comply with its financial covenants, then GSI has various cure periods and provisions during which the event of default may be cured.

The Partnership entered into a Guaranty (the “Guaranty”) with the Administrative Agent, whereby the Partnership absolutely, unconditionally and irrevocably guarantees the full, prompt and punctual payment of all obligations of every kind of the Borrower under the Loan Agreement and related documents. The Partnership also will pay all reasonable costs paid or incurred by Administrative Agent in enforcing the Guaranty. The Partnership’s obligations under the Guaranty shall survive a foreclosure, deed-in-lieu of foreclosure or similar proceeding involving the Collateral and the exercise by Administrative Agent and the Lender(s) of any of their remedies pursuant to the Loan Agreement and related documents. The Guaranty requires the Partnership to comply with certain financial reporting and covenants, including: (i) providing a copy of the Partnership’s Form 10-K within 75 days of fiscal year end with a compliance certificate from the chief financial officer; (ii) providing a copy of the Partnership’s Form 10-Q within 60 days of fiscal quarter end with a compliance certificate from the chief financial officer; (iii) as of the last day of each fiscal quarter, the

Partnership will maintain liquid assets of not less than $6,250,000 or, if requested by Administrative Agent in writing but only to the extent requested or required pursuant to the existing line of credit agreement between lender(s) and the Partnership and subject to the terms and conditions thereof, $7,500,000; and (iv) as of the last day of each fiscal quarter, the Partnership will maintain net worth (as defined in the Loan Agreement) of not less than $200,000,000.

In addition, an affiliate of the Partnership, Greystone Select Incorporated (“GSI”), which is an affiliate of the Partnership, entered into a guaranty agreement with the Administrative Agent (the “GSI Guaranty”) whereby GSI will guaranty $8,400,000 of the liabilities under the Loan Agreement, which in the event of prepayment, will be reduced to 10% of the outstanding principal under the Loan Agreement. GSI’s obligations under the GSI Guaranty shall survive a foreclosure, deed-in-lieu of foreclosure or similar proceeding involving the Collateral and the exercise by Administrative Agent and the Lenders of any of their remedies pursuant to the Loan Agreement and related documents. The GSI Guaranty requires GSI to comply with certain financial reporting and covenants, including: (i) providing unaudited consolidated financial statements of GSI within 60 days of fiscal quarter end with a compliance certificate from the chief financial officer; (ii) providing unaudited consolidated financial statements of GSI within 120 days of fiscal year end with a compliance certificate from the chief financial officer; (iii) as of the last day of each fiscal quarter, GSI will maintain total liquidity of not less than $30,000,000; (iv) as of the last day of each fiscal quarter, GSI will maintain total net worth of not less than $370,000,000; and (v) as of the last day of each fiscal quarter, GSI will maintain a leverage ratio of no greater than 4.50:1.00. The GSI Guaranty includes various cure rights in the event of default under the GSI Guaranty. Under the Loan Agreement, neither Administrative Agent nor Lender shall take action against GSI until after Administrative Agent or Lender(s) pursue its rights and remedies against the Borrower for no less than 102 days after the occurrence of an event of default.

The foregoing descriptions of the Loan Agreement, Note, Guaranty, and GSI Guaranty are a summary and are qualified in their entirety by reference to the full text of the Loan Agreement, Note, Guaranty and GSI Guaranty, copies of which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Forward-Looking Statements

Information contained in this Current Report on Form 8-K contains “forward-looking statements,” including but not limited to statements related to the Amended Credit Agreement and Amended Guaranty, which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, risks involving fluctuations in short-term interest rates, collateral valuations, bond investment valuations, current maturities of our financing arrangements and our ability to renew or refinance such maturities, and overall economic and credit market conditions. For a further list and description of such risks, see the reports and other filings made by the Partnership with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2024. The Partnership disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.1*

Loan Agreement dated as of December 31, 2025 among Borrower, BankUnited, N.A., as Administrative Agent, and Lenders (certain identified information has been excluded from the exhibit because it both (i) is not material, and (ii) would be competitively harmful if publicly disclosed).

10.2	Promissory Note dated December 31, 2025 between Borrower and payable to BankUnited, N.A.
10.3*	Guaranty dated December 31, 2025 between Greystone Housing Impact Investors LP and BankUnited, N.A., as Administrative Agent.
10.4*	Guaranty dated December 31, 2025 between Greystone Select Incorporated and BankUnited, N.A., as Administrative Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules to Exhibits, 10.1, 10.3 and 104. Have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Greystone Housing Impact Investors LP

Date:	January 7, 2026	By:	/s/ Jesse A. Coury
Printed: Jesse A. Coury Title: Chief Financial Officer